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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 19, 2003


                           BLUE RIVER BANCSHARES, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)


           Indiana                     0-24501                35-2016637
 -----------------------------   --------------------    ---------------------
 (State or other jurisdiction      (Commission File         (IRS Employer
       of incorporation)                Number)           Identification No.)


       29 East Washington Street
         Shelbyville, Indiana                                   46176
         --------------------                                 ----------
(Address of Principal Executive Offices)                       Zip Code


                                 (317) 398-9721
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         As previously announced, on November 19, 2003 Blue River Bancshares, Inc. (the "Company") completed its acquisition of 100% of the issued and outstanding shares of common stock of Unified Banking Company, a federal savings bank with its principal office in Lexington, Kentucky (the "Bank"), from Unified Financial Services, Inc. The aggregate purchase price of $8.2 million was determined through a competitive bidding process, which was subject to certain adjustments made through arm's-length negotiations during the due diligence investigation of the Bank. The Company financed the purchase price through a combination of cash on hand, an offering of its common stock to its existing shareholders and a loan from the Union Federal Bank of Indianapolis.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     a) Financial statements of businesses acquired.

     Previously filed in the Company's Prospectus, dated October 2, 2003, which is incorporated herein by reference.

     b) Pro forma financial information.

     Previously filed in the Company's Prospectus, dated October 2, 2003, which is incorporated herein by reference.

     c) Exhibits.

         2.1 Stock Purchase Agreement, dated June 9, 2003, by and between Blue River Bancshares, Inc. and Unified Financial Services, Inc. (filed as Exhibit 2.1 to the Company's Form 8-K, dated June 9, 2003, which is incorporated herein by reference).





                                     * * * *

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     BLUE RIVER BANCSHARES, INC.
                                     (Registrant)


Date: December 3, 2003               By:   /s/ Lawrence T. Toombs
                                           -------------------------------------
                                           Lawrence T. Toombs, President


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                                INDEX TO EXHIBITS


Exhibit No.             Description
-----------             -----------

        2.1 Stock Purchase Agreement, dated June 9, 2003, by and between Blue River Bancshares, Inc. and Unified Financial Services, Inc. (filed as Exhibit 2.1 to the Company's Form 8-K, dated June 9, 2003, which is incorporated herein by reference).